Exhibit (a)(6)

Form of Text of Internet Election System for
eligible employees in the United States (for acceptance and withdrawal of eligible options)

Delphi Corporation	[DELPHI LOGO]

DELPHI CORPORATION — EXCHANGE
OFFER

To access The Bank of New York’s Internet election system for the Delphi Corporation exchange offer, enter the control number printed in the black box on your Acceptance Form that you received with the Offer to Exchange.

Control Number:

[Continue]

You can access the exchange offer material at
http://my.delphi.com

Delphi Corporation	[DELPHI LOGO]

Control Number:

Welcome to The Bank of New York’s Internet election system for the Delphi Corporation exchange offer.

You may use this system either to tender your eligible options or withdraw your previously tendered eligible options at any time prior to 5:00 p.m., Eastern Standard Time, on December 17, 2003 (or such later time and date if Delphi extends the offer). You should carefully read the Offer to Exchange and all other related documents that you received in the mail before proceeding.

Your online acceptance or withdrawal is subject to the terms and conditions set forth in the Offer to Exchange and indicated on your printed Acceptance Form. The use of this Internet election system to tender your eligible options has the same legal effect as signing and returning your printed Acceptance Form by mail.

Your online acceptance or withdrawal will not be effective until you receive confirmation that your acceptance or withdrawal has been processed.

Your Acceptance Form lists all of your outstanding eligible options. If you wish to participate in the offer, you must tender all of your eligible options. What would you like to do?

☒	I elect to tender all of my eligible options

☐	I elect to withdraw all of my previously tendered eligible options.

[Submit]	[Clear]

Delphi Corporation	[DELPHI LOGO]

Control Number:

Subject to the terms and conditions of the Offer to Exchange, I hereby tender to Delphi all of my eligible options to purchase shares of common stock of Delphi listed on my Acceptance Form. I have received the Offer to Exchange and I understand and acknowledge that:

• If I validly withdraw from the offer or if Delphi rejects my tender of eligible options for any reason, all of my eligible options will remain outstanding without any changes to any terms or conditions of such options.

• If I accept the offer and my employment with Delphi is terminated for any reason after I tender my eligible options but prior to the expiration of the offer, my acceptance will be presumed to have been automatically withdrawn, and my tendered eligible options will remain outstanding and retain their current exercise prices and other terms and conditions.

• By tendering my eligible options pursuant to the procedures described in the Offer to Exchange and in the instructions to my Acceptance Form, I accept the terms and conditions of the offer. Delphi’s acceptance of my tender of eligible options will constitute a binding agreement between Delphi and me upon the terms and subject to the conditions of the offer.

I hereby represent and warrant that I have full power and authority to tender all of my eligible options listed on my Acceptance Form and that, when and to the extent that my tendered eligible options are accepted for exchange by Delphi, such options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof (other than pursuant to the applicable instrument of grant) and will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by Delphi to be necessary or desirable to complete the exchange of the tendered eligible options pursuant to the terms of the offer.

By clicking on the “Submit” button below, I hereby tender all of my eligible options to purchase shares of common stock of Delphi that are outstanding prior to the expiration of the offer.

[Submit]

Delphi Corporation	[DELPHI LOGO]

Control Number:

You have elected to tender all of your eligible options listed on your Acceptance Form in accordance with the terms and
conditions set forth in the Offer to Exchange and on your
Acceptance Form. Your acceptance of the offer will now be
processed by clicking on the “Submit Election” button below.

[Submit Election]    [Modify Election]

Delphi Corporation	[DELPHI LOGO]

Control Number:

Your acceptance has been processed.

As a reminder, your last transaction of record at
5:00 p.m., Eastern Standard Time, on December 17,
2003 (or such later time and date if Delphi extends
the offer) will be the effective transaction.

Send me a confirmation of my acceptance:
Here’s my e-mail address:
[                                ]

[Continue]

Delphi Corporation	[DELPHI LOGO]

Thank you for your participation.

This concludes the acceptance process.
To leave this site, redirect your browser to a new URL address, or close your browser window.

To withdraw your previously tendered eligible options, please click on Make another election. No matter how many times you change your election, the system will count only your last election.

[Make another election]

Text of E-mail Confirmation:

Company: Delphi Corporation
Control Number:
Submitted:

Election summary:

You have elected to tender all of your eligible options listed on your Acceptance Form in accordance with the terms and conditions set forth in the Offer to Exchange and on your Acceptance Form. Your acceptance of the offer has been processed.

Thank you for making your election through TabulationsPlus.com.

Delphi Corporation	[DELPHI LOGO]

Control Number:

Welcome to The Bank of New York’s Internet election system for the Delphi Corporation exchange offer.

You may use this system either to tender your eligible options or withdraw your previously tendered eligible options at any time prior to 5:00 p.m., Eastern Standard Time, on December 17, 2003 (or such later time and date if Delphi extends the offer). You should carefully read the Offer to Exchange and all other related documents that you received in the mail before proceeding.

Your online acceptance or withdrawal is subject to the terms and conditions set forth in the Offer to Exchange and indicated on your printed Acceptance Form. The use of this Internet election system to tender your eligible options has the same legal effect as signing and returning your printed Acceptance Form by mail.

Your online acceptance or withdrawal will not be effective until you receive confirmation that your acceptance or withdrawal has been processed.

Your Acceptance Form lists all of your outstanding eligible options. If you wish to participate in the offer, you must tender all of your eligible options. What would you like to do?

☐ I elect to tender all of my eligible options.

☒ I elect to withdraw all of my previously tendered eligible options.

[ Submit ]                      [ Clear ]

Delphi Corporation	[DELPHI LOGO]

Control Number:

You have elected to withdraw all of your previously tendered eligible options in accordance with the terms and conditions set forth in the Offer to Exchange. Your eligible options will not be cancelled and will remain outstanding without any changes to any terms of conditions of such options. Your withdrawal from the offer will now be processed by clicking on the “Submit
Election” button below.

[ Submit Election ]                      [ Modify Election ]

Delphi Corporation	[DELPHI LOGO]

Control Number:

Your withdrawal has been processed.

As a reminder, your last transaction of record at
5:00 p.m., Eastern Standard Time, on December 17,
2003 (or such later time and date if Delphi extends
the offer) will be the effective transaction.

Send me a confirmation of my withdrawal:
Here’s my e-mail address:

[Continue]

Delphi Corporation	[DELPHI LOGO]

Thank you for your participation.

This concludes the withdrawal process.
To leave this site, redirect your browser to a new URL address, or close your browser window.

To re-accept the offer and tender all of your eligible options, please click on Make another election. No matter how many times you change your election, the system will count only your last election.

[Make another election]

Text of E-mail Confirmation:

Company:                Delphi Corporation
Control Number:
Submitted:

Election summary:

You have elected to withdraw all of your previously tendered eligible options in accordance with the terms and conditions set forth in the Offer to Exchange. Your eligible options will not be cancelled and will remain outstanding without any changes to any terms or conditions of such options. Your withdrawal from the offer has been processed.

Thank you for making your election through TabulationsPlus.com.